Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 dated December 1, 1998, in Registration Statement on Form S-8 dated June 8, 1999, in Registration Statement on Form S-3 dated April 6, 2000, in Registration Statement on Form S-3 dated June 29, 2001, in Registration Statement on Form S-8 dated May 24, 2002, in Registration Statement on Form S-8 dated June 25, 2003, in Registration Statement on Form S-8 dated November 26, 2003 of Knight-Ridder, Inc. and in the related Prospectuses, of our reports dated February 21, 2005, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc., Knight-Ridder, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Knight-Ridder, Inc., included in this Annual Report (Form 10-K) for the year ended December 26, 2004.

San Jose, California

February 25, 2005

/s/ Ernst & Young LLP